UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 9, 2015

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished.  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2015, American Independence Corp. issued a press release announcing results of operations for the three months and nine months ended September 30, 2015, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated November 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	November 9, 2015

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: LOAN NISSER
485 MADISON AVENUE	(646) 509-2107
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2015 THIRD-QUARTER AND NINE-MONTH RESULTS

New York, New York, November 9, 2015.  American Independence Corp. (NASDAQ: AMIC) today reported 2015 third-quarter and nine-month results.

Financial Results

AMIC reported net income of $1.6 million ($.20 per diluted share) for the three months ended September 30, 2015 compared to $2.1 million ($.25 per diluted share) for the three months ended September 30, 2014.  AMIC reported net income of $3.3 million ($.40 per diluted share) for the nine months ended September 30, 2015 compared to $3.2 million ($.39 per diluted share) for the nine months ended September 30, 2014.

Revenues increased to $46.7 million for the three months ended September 30, 2015 compared to revenues of $41.2 million for the three months ended September 30, 2014, primarily due to an increase in premiums, agency income and fee income.  Revenues increased to $135.9 million for the nine months ended September 30, 2015 compared to revenues of $124.3 million for the nine months ended September 30, 2014, primarily due to an increase in premiums and fee income, offset by a decrease in agency income.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “We are pleased with the continuing growth in earned premium of business written by IHC Risk Solutions, as evidenced by the 32% growth in our direct business written for the twelve months ended October 31, 2015.  With respect to our fully insured operating companies, we continue to build out the direct-to-consumer distribution that is essential to our future growth as a specialty health company, and we are pleased with the growth and excellent profitability of our ancillary and disability lines of business.  Income was negatively impacted in the quarter by realized investment losses of $162,000 versus gains of $580,000 for the three months ended September 30, 2015 and 2014, respectively.  Our financial condition and balance sheet remain strong.  We have grown our book value to $11.85 per share at September 30, 2015 from $11.34 per share at December 31, 2014.”

About American Independence Corp.

American Independence Corp. is a holding company principally engaged in health insurance and reinsurance.  It provides specialized health coverage and related services to commercial customers and individuals.  Through Independence American

Insurance Company and its other subsidiaries, it offers medical stop-loss, non-subscriber occupational accident, pet insurance, short-term medical, vision, dental and various supplemental products, which are marketed through its subsidiaries IHC Specialty Benefits, Inc. (including www.healthedeals.com and www.aspiraAmas.com, IPA Direct, LLC and IPA Family, LLC.  AMIC markets medical stop-loss through its marketing and administrative company IHC Risk Solutions, LLC.

Forward-Looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which American Independence Corp. (AMIC) operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.  AMIC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

American Independence Corp.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Premiums earned	$37,429	$33,927	$110,878	$100,055
Fee and agency income	8,821	5,944	22,443	21,481
Net investment income	586	544	1,696	1,645
Net realized investment gains (losses)	(162)	580	190	863
Other income	57	162	691	220

Revenues	46,731	41,157	135,898	124,264

Insurance benefits, claims and reserves	24,189	21,229	73,455	64,012
Selling, general and administrative expenses	19,407	16,215	55,933	53,703
Amortization and depreciation	449	418	1,128	1,280

Expenses	44,045	37,862	130,516	118,995

Income before income tax	2,686	3,295	5,382	5,269
Provision for income taxes	1,050	1,339	2,037	1,988

Net income	1,636	1,956	3,345	3,281
Less: Net (income) loss attributable to the non-controlling interest	5	101	(95)	(125)

Net income attributable to American Independence Corp.	$1,641	$2,057	$3,250	$3,156

Basic income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.20	$.25	$.40	$.39

Weighted-average shares outstanding	8,083	8,079	8,080	8,076

Diluted income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.20	$.25	$.40	$.39

Weighted-average diluted shares outstanding	8,094	8,097	8,092	8,102

American Independence Corp.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	September 30,
	2015	December 31,
ASSETS:	(Unaudited)	2014
Investments:
Securities purchased under agreements to resell	$4,616	$3,143
Trading securities	1,107	1,138
Fixed maturities available-for-sale, at fair value	84,840	73,608
Equity securities available-for-sale, at fair value	1,025	1,013

Total investments	91,588	78,902

Cash and cash equivalents	6,235	4,569
Restricted cash	17,531	18,881
Accrued investment income	772	652
Premiums receivable	17,797	13,257
Net deferred tax asset	7,694	12,025
Due from reinsurers	5,703	5,532
Goodwill	6,134	-
Intangible assets	14,476	9,915
Accrued fee income	5,027	4,469
Due from securities brokers	533	293
Other assets	14,012	17,286

TOTAL ASSETS	$187,502	$165,781

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$43,819	$33,616
Premium and claim funds payable	17,516	18,881
Commission payable	6,132	4,672
Accounts payable, accruals and other liabilities	16,476	11,283
Debt	3,189	-
State income taxes payable	618	597
Due to securities brokers	78	58
Due to reinsurers	786	2,334

Total liabilities	88,614	71,441

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued
and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares
issued, respectively; 8,088,105 and 8,079,215 shares outstanding, respectively	92	92
Additional paid-in capital	80,116	79,746
Accumulated other comprehensive gain (loss)	484	(154)
Treasury stock, at cost, 1,093,688 and 1,102,578 shares, respectively	(10,161)	(10,243)
Retained earnings	25,303	22,139
Total American Independence Corp. stockholders’ equity	95,834	91,580
Non-controlling interest in subsidiaries	3,054	2,760
Total equity	98,888	94,340
TOTAL LIABILITIES AND EQUITY	$187,502	$165,781